As filed with the U.S. Securities and Exchange Commission on July 19, 2022 under the Securities Act of 1933, as amended.
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ekso Bionics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada		99-0367049
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1201
Richmond,	California	94804
(Address of Principal Executive Offices)		(Zip Code)

Amended and Restated 2014 Equity Incentive Plan
(Full title of the plan)

Scott G. Davis, President and Chief Operating Officer
Ekso Bionics Holdings, Inc.
1414 Harbour Way, Suite 1201
Richmond, CA 94804
(510) 984-1761
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Alfredo B. D. Silva, Esq.
Morrison & Foerster, LLP
425 Market Street
San Francisco, CA 94105
(415) 268-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Forms S-8 relating to Ekso Bionics Holdings, Inc.’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”) are already effective. Pursuant to General Instruction E of Form S-8 under the Securities Act, we incorporate by reference into this Registration Statement the contents of (a) the registration statement on Form S-8 (File No. 333-198357) that we filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2014 relating to the registration of 137,238 shares of our common stock authorized for issuance under the Plan (taking into account a 1-for-7 reverse stock split on May 4, 2016 and a 1-for-15 reverse stock split on March 24, 2020), (b) the registration statement on Form S-8 (File No. 333-207131) that we filed with the SEC on September 25, 2015, relating to the registration of 110,380 shares of our common stock authorized for issuance under the Plan (taking into account a 1-for-7 reverse stock split on May 4, 2016 and a 1-for-15 reverse stock split on March 24, 2020), (c) the registration statement on Form S-8 (File No. 333-220808) that we filed with the SEC on October 4, 2017, relating to the registration of 66,666 shares of our common stock authorized for issuance under the Plan (taking into account a 1-for-15 reverse stock split on March 24, 2020), (d) the registration statement on Form S-8 (File No. 333-226037) that we filed with the SEC on July 2, 2018, relating to the registration of 293,333 shares of our common stock authorized for issuance under the Plan (taking into account a 1-for-15 reverse stock split on March 24, 2020), (e) the registration statement on Form S-8 (File No. 333-232512) that we filed with the SEC on July 2, 2019, relating to the registration of 233,333 shares of our common stock authorized for issuance under the Plan (taking into account a 1-for-15 reverse stock split on March 24, 2020), (f) the registration statement on Form S-8 (File No. 333-237527) that we filed with the SEC on April 1, 2020, relating to the registration of 333,334 shares of our common stock authorized under the Plan, and (g) the registration on Form S-8 (File No. 333-253526), filed on February 25, 2021, relating to the registration of 800,000 shares of our common stock authorized under the Plan, in each case, in their entirety and including exhibits thereto. This Registration Statement provides for the registration of an additional 550,000 shares of common stock to be issued under the Plan. These 550,000 shares represent an increase in the number of shares of common stock reserved for issuance under the Plan, which increase was approved by the stockholders on June 9, 2022. As a result of the foregoing, the total number of shares of common stock registered for offer and sale under the Plan is now 2,524,286 (taking into account a 1-for-7 reverse stock split on May 4, 2016 and a 1-for-15 reverse stock split on March 24, 2020).

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant incorporates by reference the following documents that the Registrant has previously filed with the Securities and Exchange Commission, or the SEC:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on April 28, 2022;

(c) The information specifically incorporated by reference in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 from the Registrant’s Proxy Statement on Schedule 14A, as filed with the SEC on April 29, 2022; and

(d) The Registrant’s Current Reports on Form 8-K, filed with the SEC on January 21, 2022, March 10, 2022, May 26, 2022 and June 10, 2022; and

(e) The description of the registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-37854) filed with the SEC on August 8, 2016, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description of Exhibit
4.1	Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed March 19, 2015)
4.2	By-Laws of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 16, 2021)
4.3	Certificate of Change of Ekso Bionics Holdings, Inc. effective May 4, 2016 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 5, 2016)
4.4	Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 27, 2017)
4.5	Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 24, 2020)
4.6	Form of specimen certificate (incorporated by reference from Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 filed on June 23, 2015)
5.1*	Opinion of Snell and Wilmer L.L.P.
23.1*	Consent of Snell and Wilmer L.L.P. (included in Exhibit 5.1)
23.2*	Consent of WithumSmith+Brown, PC
23.3*	Consent of OUM & Co., LLP
24.1*	Power of Attorney (included in the signature page to this Registration Statement)
99.1	The Registrant’s Amended and Restated 2014 Equity Incentive Plan (incorporated by reference from Appendix A to Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 29, 2022)
107*	Calculation of Filing Fee tables

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California, on July 19, 2022.

EKSO BIONICS HOLDINGS, INC.
By:	/s/ Scott G. Davis
Scott G. Davis
President and Chief Operating Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott G. Davis and Jerome Wong, or either one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent or either one of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Steven Sherman	Chief Executive Officer and Chairman	July 19, 2022
Steven Sherman	(principal executive officer)

/s/ Jerome Wong	Interim Chief Financial Officer	July 19, 2022
Jerome Wong	(principal financial and accounting officer)

/s/ Stanley Stern	Director	July 19, 2022
Stanley Stern

/s/ Charles Li	Director	July 19, 2022
Charles Li, Ph.D.

/s/ Corinna Lathan	Director	July 19, 2022
Corinna Lathan, Ph.D.

/s/ Mary Ann Cloyd	Director	July 19, 2022
Mary Ann Cloyd

/s/ Rhonda A. Wallen	Director	July 19, 2022
Rhonda A. Wallen